Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Colman Cheng, Chief Financial Officer	Mr. Crocker Coulson, President
China Nutrifruit Group Limited	CCG Investor Relations
TelF+ 852 9039 8111	Tel: +1-646-213-1915 (NY office)
Email: zsj@longheda.net	Email: crocker.coulson@ccgir.com
Website: www.longheda.net	Website: www.ccgirasia.com

For Immediate Release

China Nutrifruit Schedules Conference Call
to Discuss Fourth Quarter and Full Year 2009 Results

Daqing, Heilongjiang Province, China – June 25, 2009 – China Nutrifruit Group Limited, (OTC BB: CNGL) ("China Nutrifruit" or "the Company"), a leading producer of premium specialty fruit based products in China, today announced it will host a conference call at 9:00 a.m. ET on Wednesday, July 1, 2009, to discuss financial results for the fourth quarter and full year ended March 31, 2009.

Joining Mr. Jinglin Shi, China Nutrifruit’s chief executive officer, will be Mr. Colman Cheng, chief financial officer, and Mr. Crocker Coulson, president of CCG Investor Relations. The Company plans to release its earnings on June 30, 2009.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866-800-8648. International callers should dial 617-614-2702. The pass code for the call is 115 769 06.

If you are unable to participate in the call at this time, a replay will be available on Wednesday, July 1, 2009 at 11:00 a.m. Eastern Standard Time, through Wednesday, July 15, 2009. To access the replay, dial 888-286-8010. International callers should dial 617-801-6888. The conference pass code is 90265743.

About China Nutrifruit Group Limited.

Through its subsidiary Daqing Longheda Food Company Limited, China Nutrifruit, is engaged in developing, processing, marketing and distributing a variety of food products processed primarily from premium specialty fruits grown in Northeast China, including golden berry, crab apple, blueberry and raspberry. The Company’s processing facility possesses ISO9001 and HACCP series qualifications. Currently, the Company has established an extensive nationwide sales and distribution network covering 19 provinces and 43 cities, through 70 distributors in China.

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